                                                                      EXHIBIT 11

                           BESTFOODS AND SUBSIDIARIES
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In millions, except per share amounts)

                                                                            FOR THE PERIODS ENDED MARCH 31,
                                     BASIC                                       1998           1997
                                                                                -------        -------
Income from continuing operations                                               $ 133.4        $ 117.5
Preferred stock dividends, net of taxes                                            (2.8)          (2.9)
                                                                                -------        -------
Income from continuing operations available to common stockholders                130.6          114.6
Income (loss) from discontinued operations                                           --           (8.6)
                                                                                -------        -------
Net income available to common stockholders                                     $ 130.6        $ 106.0
                                                                                =======        =======

Weighted average shares outstanding                                               288.6          287.0
                                                                                -------        -------

BASIC EARNINGS PER SHARE:
Income from continuing operations                                               $  0.45        $  0.40
Income (loss) from discontinued operations                                           --          (0.03)
                                                                                -------        -------
Net income                                                                      $  0.45        $  0.37
                                                                                =======        =======

                                    DILUTED

Income from continuing operations                                               $ 133.4        $ 117.5
Adjustments to net income:
        Assumed additional cost if ESOP shares are fully converted net of
        certain tax benefits                                                        (.6)           (.7)
                                                                                -------        -------
Diluted income from continuing operations                                         132.8          116.8
Income (loss) from discontinued operations                                           --           (8.6)
                                                                                -------        -------
Diluted net income                                                              $ 132.8        $ 108.2
                                                                                =======        =======
Weighted average shares outstanding                                               288.6          287.0
Add incremental shares representing:
        Shares issuable upon exercise of stock options                              3.2            1.7
        Performance incentive shares issuable                                        .3             .2
        Shares issuable upon conversion of ESOP shares                              8.1            8.4
                                                                                -------        -------
Weighted average number of shares as adjusted                                     300.2          297.3
                                                                                =======        =======
DILUTED EARNINGS PER SHARE:
Income from continuing operations                                               $  0.44        $  0.39
Income (loss) from discontinued operations                                           --          (0.03)
                                                                                -------        -------
Net income                                                                      $  0.44        $  0.36
                                                                                =======        =======


                                       16